Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 14, 2013 relating to the financial statements of Station Venture Holdings, LLC as of and for the years ended December 31, 2012 and 2011, included in the Annual Report on Form 10-K of LIN TV Corp. and LIN Television Corporation for the year ended December 31, 2012, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 14, 2013 relating to the financial statements of Station Venture Operations, LP as of and for the years ended December 31, 2012 and 2011, included in the Annual Report on Form 10-K of LIN TV Corp. and LIN Television Corporation for the year ended December 31, 2012, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

July 30, 2013